EXHIBIT 23(O)
                              MULTIPLE CLASS SHARES

                                IDEX MUTUAL FUNDS
            AMENDED AND RESTATED PLAN FOR MULTIPLE CLASSES OF SHARES

         WHEREAS, IDEX Mutual Fund (the "Fund") is a Massachusetts business trust engaged in business as an open-end management investment company and registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Fund has established a Plan for Multiple Classes of Shares dated as of June 30, 1995 ("Prior Plan");

         WHEREAS, the Board of Trustees, including a majority of Trustees who are disinterested persons of the Fund, have approved amendments to the Prior Plan, as in the best interests of each class of shares and the Fund as a whole;

         WHEREAS, pursuant to the terms of the Fund's Declaration of Trust, as well as the 1940 Act and the rules and regulations thereunder, the Board of Trustees of the Fund has authority to approve and authorize the issuance of, and has previously approved and authorized the issuance of, an unlimited number of shares of beneficial interest as Class A, Class B, Class C, and Class M shares of each fund listed herein on Schedule A, as may be amended, and Class T shares of IDEX JCC Growth; and

         WHEREAS, the terms of such Class A, Class B, Class C, Class M and Class T shares as previously approved and authorized for issuance by the Board are the same as the terms of Class A, Class B, Class C, Class M and Class T shares set forth in this Amended and Restated Plan for Multiple Classes of Shares (the "Plan").

         NOW, THEREFORE, this Plan is a plan as contemplated by Rule 18f-3(d) under the 1940 Act with respect to each class of shares of the Fund set forth on Schedule A. The Plan shall remain in effect until such time as the Board of Trustees terminates the Plan or makes a material amendment to the Plan. Any material amendment to the Plan must be approved by the Trustees, including a majority of the Trustees who are disinterested persons of the Fund, as in the best interests of each class of shares and the Fund as a whole.

SECTION I:  CLASS DISTRIBUTION FEES AND SHAREHOLDER SERVICES

         (A) Class A shares are offered at net asset value and shall be subject to a front-end sales charge as set forth below:

                     IDEX ALGER AGGRESSIVE GROWTH, IDEX JCC
             CAPITAL APPRECIATION, IDEX JCC GLOBAL, IDEX JCC GROWTH,
              IDEX LKCM STRATEGIC TOTAL RETURN, IDEX JCC BALANCED,
     IDEX DEAN ASSET ALLOCATION, IDEX T. ROWE PRICE SMALL CAP, IDEX SALOMON ALL CAP, IDEX GE/SCOTTISH EQUITABLE INTERNATIONAL EQUITY, IDEX PILGRIM
    BAXTER MID CAP GROWTH, IDEX GOLDMAN SACHS GROWTH, IDEX C.A.S.E. GROWTH,
           IDEX NWQ VALUE EQUITY, IDEX T. ROWE PRICE DIVIDEND GROWTH

              ----------------------------------- ----------------
                                                    ALES CHARGE
                                                        AS % OF
                         AMOUNT OF PURCHASE        OFFERING PRICE
              ----------------------------------- ----------------
              Less than $50,000                         5.50%
              ----------------------------------- ----------------
              $50,000 but less than $100,000            4.75%
              ----------------------------------- ----------------
              $100,000 but less than $250,000           3.50%
              ----------------------------------- ----------------
              $250,000 but less than $500,000           2.75%
              ----------------------------------- ----------------
              $500,000 but less than $1,000,000         2.00%
              ----------------------------------- ----------------
              $1,000,000 or more                        0.00%
              ----------------------------------- ----------------

                IDEX JCC FLEXIBLE INCOME, IDEX AEGON INCOME PLUS,
                              IDEX AEGON TAX EXEMPT

                  --------------------------------- --------------
                                                     SALES CHARGE
                                                       AS % OF
                          AMOUNT OF PURCHASE        OFFERING PRICE
                  --------------------------------- --------------
                  Less than $50,000                     4.75%
                  --------------------------------- --------------
                  $50,000 but less than $100,000        4.00%
                  --------------------------------- --------------
                  $100,000 but less than $250,000       3.50%
                  --------------------------------- --------------
                  $250,000 but less than $500,000       2.25%
                  --------------------------------- --------------
                  $500,000 but less than $1,000,000     1.25%
                  --------------------------------- --------------
                  $1,000,000 or more                    0.00%
                  --------------------------------- --------------

         (B) Class A shares may pay an annual distribution fee of up to 0.35%, and an annual service fee of up to 0.25%, of the average daily net assets of each fund's Class A shares. However, to the extent that a fund pays service fees, the amount which the fund may pay as a distribution fee is reduced accordingly, so that the total distribution and service fees payable may not exceed on an annualized basis 0.35% of the average daily net assets of that fund's Class A shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund's Class A shares.


         A 1% contingent deferred sales charge will be applied to any redemption within 24 months after a $1 million or more purchases on which no front-end sales charge was imposed, unless the Class A shares were purchased through a qualified retirement plan.

         Class A share purchases in an amount of less that $1,000,000 by defined contribution plans, other than 403(b) plans, that are sponsored by employers with 100 or more eligible employees will be treated as if such purchases were equal to an amount more than $1,000,000.


         (C) Class B shares are offered at net asset value and shall be subject to a contingent deferred sales charge if redeemed within 6 years of purchase, payable upon redemption, which shall be imposed as follows as a percentage of the lesser of the then current net asset value per share of the shares being redeemed or the net asset value per share of the shares being redeemed at the time of purchase:

 REDEMPTION DURING YEAR   APPLICABLE CONTINGENT DEFERRED SALES CHARGE PERCENTAGE
           1...........................................5%
           2...........................................4%
           3...........................................3%
           4...........................................2%
           5...........................................1%
           6...........................................1%
           7 and later.................................0%

         (D) Class B shares are subject to an annual service fee at a rate of up to 0.25% and an annual distribution fee at a rate of up to 0.75% of the average daily net assets of each fund's Class B shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund's Class B shares.

         (E) Class C shares are offered at net asset value, and shall be subject to annual service and distribution fees of up to 1.00% of the average daily net assets of each fund's Class C shares. Such fees shall be calculated and accrued daily and paid quarterly on an annualized basis of the average daily net assets of each fund's Class C shares.

         (F) Class M shares are offered at net asset value, shall be subject to a 1% front-end sales charge, and shall be subject to an annual service fee of up to 0.25% and an annual distribution fee of up to 0.75% of the average daily net assets of each fund's Class M shares; however, the total annual service and distribution fees may exceed 0.90% of the daily net assets of the fund's Class M shares, except for IDEX AEGON Tax Exempt which annual service and distribution fees shall be up to 0.60% of the average daily net assets of the fund's Class C shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund's Class M shares.


         A 1% contingent deferred sales charge will be applied to any redemption within 18 months after the date of purchase.


         (G) Class T shares of IDEX JCC Growth are offered at net asset value and subject to a front-end sales charge as set forth below:

             ---------------------------------- --------------
                                                 SALES CHARGE
                                                    AS % OF
                       AMOUNT OF PURCHASE       OFFERING PRICE
             ---------------------------------- --------------
             Less than $10,000                       8.50%
             ---------------------------------- --------------
             $10,000 but less than $25,000           7.75%
             ---------------------------------- --------------
             $25,000 but less than $50,000           6.25%
             ---------------------------------- --------------
             $50,000 but less than $75,000           5.75%
             ---------------------------------- --------------
             $75,000 but less than $100,000          5.00%
             ---------------------------------- --------------
             $100,000 but less than $250,000         4.25%
             ---------------------------------- --------------
             $250,000 but less than $500,000         3.00%
             ---------------------------------- --------------
             $500,000 but less than $1,000,000       1.25%
             ---------------------------------- --------------
             $1,000,000 and over                     0.00%
             ---------------------------------- --------------

         (H) In determining whether a contingent deferred sales charge is payable, the Fund will comply with the provisions of Rule 6c-10 under the 1940 Act as currently adopted. Under Rule 6c-10, no contingent deferred sales charge is imposed with respect to 1) the portion of redemption proceeds attributable to the increase in the value of an account above the net cost of the investment due to increases in the net asset value per Class A, Class B, Class M or Class T shares; 2) Class A, Class B, Class M or Class T shares which have been acquired through reinvestment of income dividends or capital gain distributions; or 3) Class B shares held for more than six years after purchase, Class A or Class T shares held for more than 24 months after purchase or Class M shares held more than 18 months after purchase.

         (I) Notwithstanding the foregoing, the aggregate amounts of any front-end sales charge, any asset-based distribution plan fee and any contingent deferred sales charge imposed by the Fund shall comply with the requirements of
Section 26(d) of the National Association of Securities Dealers, Inc. Variations in front-end or back-end loads for Class A, Class B, Class M or Class T shares, respectively, may be available in accordance with Rule 22d-1 or Rule 6c-10 of the 1940 Act, as applicable.

SECTION II:  CONVERSION FEATURES

         (A) Class A, Class C, and Class T shares do not have conversion features.

         (B) Class B shares will convert automatically to Class A shares of the same fund eight (8) years after the end of the calendar month in which the shareholder's order to purchase such Class B shares was accepted, on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

         (C) Class B shares in a shareholder's account that is purchased through the reinvestment of dividends and other distributions paid with respect to Class B shares (and which have not converted to Class A shares) are considered to be held in a separate sub-account. Each time any Class B shares in the shareholder's fund account (other than those in the sub-account) convert to Class A shares, an equal pro rata portion of the Class B shares in the sub-account will also convert to Class A shares. The portion converting is determined by the ratio that the shareholder's Class B shares converting to Class A shares bears to the shareholder's total Class B shares not acquired through dividends and distributions.


         (D) Class M shares will convert automatically to Class A shares of the same fund ten (10) years after the end of the calendar month in which the shareholder's order to purchase such Class M shares was accepted on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.


SECTION III:  EXCHANGE PRIVILEGES

         (A) Shares of one fund may be exchanged only for shares in the same class of another fund on which a front-end sales charge was imposed. Class T shares may be exchanged for only Class A shares of any fund, other than IDEX JCC Growth. Class A and T Shares may be exchanged for shares of any of the three portfolios of the Cash Equivalent Fund. Class B, C and M shares may be exchanged for shares of the Money Market Portfolio of the Cash Equivalent Fund.

         (B) Class B shares are exchangeable on the basis of relative net asset value per share without the payment of any contingent deferred sales charge that might otherwise be due on the redemption of such Class B shares. For purposes of computing the contingent deferred sales charge that may be payable upon a disposition of the Class B shares acquired in the exchange, the holding period for the previously owned Class B shares is "tacked" to the holding period of the Class B shares acquired through the exchange.

         (C) Any IDEX exchange will be based on the respective net asset value of the shares involved and may be made in amounts of $50 or more. There is no sales commission involved in an exchange of Class A, Class B, Class C, Class M or Class T shares.

SECTION IV:  ALLOCATION OF CLASS EXPENSES

         Class A, Class B, Class C, Class M and Class T shares of each Portfolio shall have the same rights, preferences, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

               (1) Expenses related to the distribution of a class of shares or to services provided to the shareholders of a class of shares, shall be borne solely by such class;

               (2) The bearing of the expenses set forth in Section IV (1) solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value, dividend, distribution and liquidation rights of the shares of such class;

               (3) Expenses that may be borne by a particular class may also include: transfer agency fees attributable to a particular class; preparing, printing, mailing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; state and federal registration fees incurred by a specific class; litigation and other legal expenses relating to a particular class; administrative personnel and services required to support the shareholders of a specific class; and fees and other payments made to entities performing services for a particular class, including maintenance, dividend disbursing or subaccounting services or administration of a dividend reinvestment or systematic investment or withdrawal plan; and

               (4) Investment advisory fees, custodial fees and other expenses relating to the management of the Portfolio's assets shall not be allocated on a class-specific basis.

SECTION V:  ALLOCATION OF FUND INCOME AND EXPENSES

         (A) Income, realized and unrealized capital gains and losses, and expenses that are not allocable to a specific class pursuant to Section IV above, shall be allocated to each class of a Portfolio in accordance with Rule 18f-3(c) under the 1940 Act.

         (B) Dividends and other distributions paid by each fund with respect to its Class A, Class B, Class C, Class M and Class T shares are calculated in the same manner and declared and paid at the same time. The per share dividends from net investment income on Class B, Class C and Class M shares are anticipated to be lower than the per share dividends from net investment income on Class A shares as a result of the higher service and distribution fees applicable to Class B, Class C and Class M shares.

         (C) All dividends and capital gain distributions, if any, with respect to a particular class, will be paid automatically in additional shares of that class at the net asset value per share determined as of the next business day following the record date, unless otherwise elected by the shareholder.

SECTION VI:  REDEMPTIONS

         The value of fund shares on certain redemptions may be more or less than the shareholder's cost or basis, depending upon the fund's net asset value at the time of redemption. Class A, Class B, Class M and Class T shares may be subject to a contingent deferred sales charge, as defined in Rule 6c-10 of the 1940 Act as set forth in Section I above. Shares will normally be redeemed for cash.

SECTION VII:  RECORDKEEPING

         The Fund shall preserve copies of this Plan and any related agreements for a period of not less than six years from the date of this Plan or agreement, the first two years in an easily accessible place.

SECTION VIII:  AMENDMENTS

         This Plan may not be amended to change any material provision unless such amendment is approved by the vote of the majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, based on their finding that the amendment is in the best interest of each class individually and the Fund as a whole.

         In Witness Whereof, the Fund has executed this Amended and Restated Plan for Multiple Classes of Shares on the day and year set forth below.


Dated as of November __, 1999.


                                    __________________________________
                                    By:  Thomas Moriarty
                                         President and Chief Executive Officer

         ATTEST:

                                    ___________________________________
                                    By: Thomas E. Pierpan, Vice President,
                                        Secretary and Associate General Counsel

                                   Schedule A

                                IDEX Mutual Funds

IDEX JCC GROWTH             IDEX LKCM STRATEGIC             IDEX T. ROWE PRICE
                            TOTAL RETURN                    DIVIDEND GROWTH
Class A Shares
Class B Shares              Class A Shares                  Class A Shares
Class C Shares              Class B Shares                  Class B Shares
Class M Shares              Class C Shares                  Class C Shares
Class T Shares              Class M Shares                  Class M Shares

IDEX JCC GLOBAL             IDEX DEAN ASSET ALLOCATION      IDEX ALGER AGGRESSIVE GROWTH

Class A Shares              Class A Shares                  Class A Shares
Class B Shares              Class B Shares                  Class B Shares
Class C Shares              Class C Shares                  Class C Shares
Class M Shares              Class M Shares                  Class M Shares

IDEX JCC FLEXIBLE INCOME    IDEX JCC CAPITAL APPRECIATION   IDEX GOLDMAN SACHS GROWTH

Class A Shares              Class A Shares                  Class A Shares
Class B Shares              Class B Shares                  Class B Shares
Class C Shares              Class C Shares                  Class C Shares
Class M Shares              Class M Shares                  Class M Shares

IDEX AEGON TAX EXEMPT       IDEX T. ROWE PRICE SMALL CAP    IDEX NWQ VALUE EQUITY

Class A Shares              Class A Shares                  Class A Shares
Class B Shares              Class B Shares                  Class B Shares
Class C Shares              Class C Shares                  Class C Shares
Class M Shares              Class M Shares                  Class M Shares

                            IDEX PILGRIM BAXTER             IDEX GE/SCOTTISH EQUITABLE
IDEX AEGON INCOME PLUS      MID CAP GROWTH                  INTERNATIONAL EQUITY

Class A Shares              Class A Shares                  Class A Shares
Class B Shares              Class B Shares                  Class B Shares
Class C Shares              Class C Shares                  Class C Shares
Class M Shares              Class M Shares                  Class M Shares


IDEX JCC BALANCED           IDEX SALOMON ALL CAP            IDEX C.A.S.E. GROWTH

Class A Shares              Class A Shares                  Class A Shares
Class B Shares              Class B Shares                  Class B Shares
Class C Shares              Class C Shares                  Class C Shares
Class M Shares              Class M Shares                  Class M Shares


                                   Schedule A


                    PARTICIPATING FUNDS AS OF NOVEMBER , 1999


                                 IDEX JCC Growth
                                 IDEX JCC Global
                                IDEX JCC Balanced
                            IDEX JCC Flexible Income
                          IDEX JCC Capital Appreciation
                             IDEX AEGON Income Plus
                              IDEX AEGON Tax Exempt
                          IDEX Alger Aggressive Growth
                              IDEX C.A.S.E. Growth
                              IDEX NWQ Value Equity
                        IDEX GE / SE International Equity
                           IDEX Dean Asset Allocation
                        IDEX LKCM Strategic Total Return
                       IDEX T. Rowe Price Dividend Growth
                          IDEX T. Rowe Price Small Cap
                       IDEX Pilgrim Baxter Mid Cap Growth
                              IDEX Salomon All Cap
                            IDEX Goldman Sachs Growth